STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is made and entered into this 17th day of December, 1997, by and between R. A. Fitzner ("Seller") and Heng Fung Capital [S] Private Limited, a Singapore corporation ("Purchaser").

                                    RECITALS

     A. Seller is a shareholder of Fronteer Financial Holdings, Ltd., a Colorado corporation (the "Corporation").

     B. Seller desires to sell and Purchaser desires to purchase 3,556,777 of Seller's shares of the common stock of the Corporation.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE 1.
                              TERMS OF TRANSACTION

     1.1. Purchase and Sale. Purchaser hereby agrees, subject to the terms and conditions of this Agreement, to purchase from Seller, and Seller hereby agrees, subject to the terms and conditions of this Agreement, to sell to Purchaser 3,556,777 shares of the common stock of the Corporation (the "Shares").

     1.2. Purchase Price. The total consideration ("Purchase Price") to be paid by Purchaser to Seller for the Shares is $3,129,963.80. Purchaser shall pay the Purchase Price by cashier's check at the Closing.

                                   ARTICLE 2.
                                     CLOSING

     The transaction contemplated herein shall be consummated (the "Closing") at the offices of the Corporation, 1700 Lincoln Street, 32 Floor, Denver, Colorado 80203, at 10:00 a.m. MST on the date the Escrow Agent is required to disburse such amount to Seller pursuant to the Escrow Agreement of even date herewith by and among the Corporation, the Purchaser, the Seller and Berliner Zisser Walter & Gallegos, P.C., ("Escrow Agreement") or at such other place as the parties hereto may mutually agree.

                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller and to the Corporation as follows:

     3.1. Investment Intent. Purchaser acknowledges that the sale of the Shares will not be registered under the Securities Act of 1933, as amended ("Act"). Purchaser affirms that Purchaser is acquiring the Shares for Purchaser's own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing thereof.

     3.2. Information Available. The Purchaser understands that all documents, records, and books pertaining to this investment have been made available for inspection by the Purchaser and by the Purchaser's attorney and/or accountant including, but not limited to, the Corporation's Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1996, the Corporation's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly periods ending December 31, 1996, March 31, 1997, and June 30, 1997, and the Corporation's Current Reports on Form 8-K and Form 8-K/A dated July 23, 1996, February 25, 1997, and September 15, 1997. The Purchaser had reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Corporation concerning the Corporation and the sale of the Shares contemplated hereby and all such questions have been answered to the full satisfaction of the Purchaser.

     3.3. Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501 adopted under the Act.

     3.4. Risks. The Purchaser recognizes that an investment in the Shares involves a number of significant risks and that the Purchaser could lose the Purchaser's entire investment. The Purchaser is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

     3.5. Solicitation. The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

     3.6. Experts. The Purchaser has or together with the Purchaser's advisor(s) has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the sale of the Shares in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

     3.7. No Transfer. The Purchaser will not sell or otherwise transfer the Shares, without registration under the Act or an exemption therefrom and fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

     3.8. No Registration. The Purchaser understands that, the Company is under no obligation to register the Shares on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Act.

     3.9.   Restrictive   Legend.  The  Purchaser   understands  that  a  legend
restricting the transfer of the Shares will appear on the certificates evidencing the Shares.

     3.10. Independent Investigation. Purchaser has made an independent investigation of the financial condition and business of the Corporation and has determined that the financial condition and the business of the Corporation are satisfactory to Purchaser. For purposes of making this determination, Purchaser is relying on Purchaser's and Purchaser's agents' own independent investigation and not on any representations and warranties made by any party.

     3.11. Authority. Purchaser has full power and authority to make, execute and perform this Agreement and the transactions contemplated hereby. This Agreement is a valid and binding obligation of Purchaser enforceable in accordance with its terms.

     3.12. No Default Resulting From Agreement. Neither the execution and delivery of this Agreement nor the performance of its terms by Purchaser will result in any material breach of the terms and conditions of, or constitute a default under, any material agreement, lease, mortgage, note, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which Purchaser is a party which prohibits Purchaser's ability to perform its obligations pursuant to this Agreement.

     3.13. No Brokers or Finders. No broker or finder has acted on Purchaser's behalf in connection with this Agreement or the transaction contemplated hereby.

     3.14. Required Consents and Approvals. No application, notice, order, registration, qualification, waiver, consent, approval, or other action is required to be filed, given, obtained, or taken by Purchaser by virtue of the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Purchaser as follows:

     4.1. Authority. Seller has full power and authority to make, execute and perform this Agreement and the transactions contemplated hereby and the execution, delivery and performance of this Agreement and that this Agreement has been duly and validly executed and delivered by Seller and is a valid and binding obligation of Seller enforceable in accordance with its terms.

     4.2. Title. When issued, sold, transferred and delivered to Purchaser upon payment of the Purchase Price therefor, the Shares will be fully paid and non-assessable, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and, except as provided by this Stock Purchase Agreement, restrictions of every nature.

                                   ARTICLE 5.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

     All of the obligations of Seller under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Seller:

     5.1. Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained herein or in any certificate, schedule, or other document delivered by Purchaser pursuant to the provisions hereof, or in connection herewith, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made at the Closing, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved in writing by Seller.

     5.2. Compliance With Conditions. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.3. Closing Documents. Purchaser shall have delivered to Seller the Purchase Price.

                                   ARTICLE 6.
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

     All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Purchaser:

     6.1. Accuracy of Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made at the Closing, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved in writing by Seller.

     6.2. Compliance With Conditions. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3. Closing Documents. Seller shall have delivered to Escrow Agent pursuant to the Escrow Agreement the certificate(s) for the Shares duly endorsed for transfer and shall contemporaneously with the Closing deliver the Resignation, Trade Secrets and Noncompetition Agreement in the form of Exhibit "A" hereto.

                                   ARTICLE 7.
                                  TERMINATION

     This Agreement may be terminated at any time by Seller prior to the Closing, upon written notice, if the terms, covenants or conditions of this Agreement to be complied with or performed by Purchaser at or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by Seller. Upon any such termination Seller shall not have any liability to Purchaser.

     This Agreement may be terminated at any time by Purchaser prior to the Closing, upon written notice, if the terms, covenants or conditions of this Agreement to be complied with or performed by Seller at or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by Purchaser. Upon any such termination Purchaser shall not have any liability to Seller.

                                   ARTICLE 8.
                                  MISCELLANEOUS

     8.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid, return receipt requested:

     a.   To Purchaser at:               Heng Fung Capital [S] Private Limited
                                         7 Temasek Boulevard
                                         #43-03 Suntec Tower One
                                         Singapore 038987

     b.   To Seller at:                  Fronteer Financial Holdings, Ltd
                                         1700 Lincoln Street, Suite 3200
                                         Denver, Colorado 80203
                                         Attn: R. A. Fitzner, Jr.

     8.2. Entire Agreement. This Agreement supersedes all prior discussions and agreements between Purchaser and Seller with respect to the matters contained herein and this Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     8.3. Amendments and Waivers. This Agreement may be amended only by an instrument in writing executed by the party against whom enforcement of the amendment is sought. Seller and Purchaser may, by a signed writing, give any consent, take any action, waive any inaccuracies in representations or other compliance by the other party to any of the covenants or conditions herein, modify the terms of this Agreement, or take any other action deemed by Seller or Purchaser to be necessary or appropriate to consummate the transactions contemplated by this Agreement.

     8.4. Counterparts; Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     8.5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns, but no party may assign, delegate or otherwise transfer any of such party's rights, duties or obligations hereunder or interest herein without the written consent of the other party hereto.

     8.6. Further Assurances. After the Closing, each party, at the request of the other party, shall execute, deliver and acknowledge where necessary from time to time such other and further acts and things as may be reasonably necessary to more fully and effectively consummate the transactions contemplated by this Agreement.

     8.7. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be made effective on the day and year first above written.

                                   SELLER:


                                   /s/ R. A. Fitzner
                                   --------------------------------------------
                                   R. A. Fitzner



                                   PURCHASER:

                                   HENG FUNG CAPITAL [S] PRIVATE LIMITED,
                                   a Singapore corporation



                                   By: /s/ Kwok Jen Fong
                                      -----------------------------------------
                                   Its: Director
                                       ----------------------------------------

                                   EXHIBIT "A"

             RESIGNATION, TRADE SECRETS AND NONCOMPETITION AGREEMENT


     THIS RESIGNATION, TRADE SECRETS AND NONCOMPETITION AGREEMENT is made by and between Fronteer Financial Holdings, Ltd. ("Fronteer") and Robert A. Fitzner ("Fitzner") this _____ day of December, 1997, to become effective upon the second closing of the sale by Fitzner of stock in Fronteer to Heng Fung Capital [S] Private Limited ("Capital") as described in paragraph 2 of the Contemporaneous Closing Agreement.

     1. Resignation. Fitzner resigns as an officer, employee, consultant and any and all other positions with Fronteer and all of its subsidiaries. Fitzner acknowledges that this resignation is his free and voluntary act, that through and including the effective date hereof he will have been paid any and all compensation and fees to which he is entitled, and that he is not entitled to any deferred salary, severance pay, compensation, royalties, fees, commissions, license fees, pension, profit sharing or other compensation or remuneration of any type or kind whatsoever from Fronteer or any of its subsidiaries.

     2. Trade Secret Covenants.

          A. Trade Secrets. Fitzner acknowledges that Fronteer and its subsidiaries (collectively, "the Company") have developed certain proprietary, confidential information which is used in conducting the Company's business (the "Trade Secrets"). The Trade Secrets provide the Company with a competitive advantage in the marketplace and are therefore a valuable asset of the Company. The Trade Secrets include, but are not limited to, the following information and materials, whether or not reduced to writing or otherwise recorded in any media:

                  a. All customer lists, which shall include but not be limited to customer names, addresses, telephone numbers, summaries of purchases and business dealings and any other information maintained from time to time by the Company with respect to its customers and prospective customers;

                  b. All employee and personnel information, which shall include but not be limited to names, addresses, telephone numbers, compensation information, results of tests administered by the Company and any other information maintained from time to time by the Company with respect to its employees;

                  c. All of the Company's marketing and promotional materials, techniques, pricing policies, financial information, requirements and other data, and information concerning the manner in which the Company does business and its relationships with third parties;

                  d. All  of  the  Company's  techniques  for  compensating  its employees; and

                  e. All other business methods, procedures and techniques now or hereafter used by the Company in the operation of its business.

         B. Title to Trade Secrets. Fitzner agrees that the Trade Secrets are and shall at all times remain the sole and exclusive property of the Company. All notes, data, reference materials, sketches, drawings, memoranda and records in any way relating to any of the Trade Secrets shall belong exclusively to the Company, and Fitzner agrees to turn over to the Company all copies of such materials in Fitzner's possession at the request of the Company or, in the absence of such a request, upon the termination of Fitzner's services with the Company.

         C. Covenant of Non-Disclosure. Fitzner shall not sell, transfer, publish, discuss, disclose, display or otherwise reveal or make available in any media to any third party any of the Trade Secrets. Fitzner shall not use the Trade Secrets for any purpose.

         D. Misappropriation. Fitzner shall not, directly or indirectly, perform or permit any act which would result in misappropriation of any Trade Secret by Fitzner or by a third-party. As used in this paragraph, the term "misappropriation" shall have the meaning assigned to it by section 7-74-102(2), C.R.S. or any successor law or regulation.

         E. Enticement of Employees. Fitzner acknowledges that other employees and independent contractors of the Company have access to certain of the Company's Trade Secrets. Fitzner further acknowledges that the Trade Secrets may be misappropriated through the enticement of Company employees or independent contractors to business entities which compete with the Company. In order to protect the Company's Trade Secrets, Fitzner agrees that he shall not participate in any enticement of any of the Company's employees or independent contractors on behalf of any entity or person who competes or intends to compete with the Company.

         F. Equitable Relief. Fitzner acknowledges and agrees that any breach of this Agreement by Fitzner would cause immediate irreparable harm to the Company and monetary damages may be difficult if not impossible to ascertain. Fitzner agrees that should he or she violate any of the terms and conditions of this Agreement, the Company shall be entitled to seek and obtain immediate injunctive relief and enjoin further and future violations of this Agreement to the maximum extent permitted by Colorado law, including but not limited to the injunctive relief authorized by section 7-74-103, C.R.S. However, nothing contained herein shall affect the right of the Company to seek and obtain monetary damages in addition to or in substitution for such equitable relief.

         G. Damages. In addition to the equitable relief specified above, the Company shall be entitled to recover compensatory and punitive damages in the event of a misappropriation of any Trade Secret or upon any other breach of this Agreement to the maximum extent permitted by Colorado law, including but not limited to the compensatory and punitive damages authorized by section 7-74-104(1), C.R.S. -

     3. Noncompetition. For a period of five (5) years following the date of this Agreement, Fitzner agrees not to compete with the Company, directly or indirectly, including (without limitation) engaging in any business competitive with the business conducted by the Company within two years before the date hereof.

     4. Cooperation. The parties agree to cooperate with one another and to execute any other documents that may be necessary or desirable to effectuate the purpose of this Agreement, without unreasonable delay or additional compensation.

     5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective on the day and year first above written.

FRONTEER:
FRONTEER FINANCIAL HOLDINGS, LTD.,
a Colorado corporation



By:
  -------------------------------------------


FITZNER:



---------------------------------------------
Robert A. Fitzner